As filed with the U.S. Securities and Exchange Commission on May 10, 2019

Registration Statement No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

 GENESIS HEALTHCARE, INC.
 (Exact Name of Registrant as Specified in its Charter)

Delaware	20-3934755
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

 101 East State Street

Kennett Square, PA 19348

 (Address of Principal Executive Offices)

Genesis Healthcare, Inc. Amended and Restated 2015 Omnibus Equity Incentive Plan
(Full Title of the Plan)

Michael S. Sherman
Senior Vice President and General Counsel
Genesis Healthcare, Inc.

101 East State Street
Kennett Square, PA 19348
 (Name and Address of Agent for Service)

(610) 444-6350

(Telephone Number, including Area Code, of Agent for Service)

Copies to:

Brian V. Breheny

Skadden, Arps, Slate, Meagher & Flom LLP
1440 New York Avenue, N.W.
Washington, D.C. 20005

(202) 371-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non‑accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Genesis Healthcare, Inc. Class A Common Stock, par value $0.001 per share (the “Class A Common Stock”)	4,063,546	$1.315	$5,343,563	$647.64

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover an indeterminate number of additional shares of Class A Common Stock of Genesis Healthcare, Inc. (the “Registrant”) that may, with respect to the shares of Class A Common Stock registered hereunder, become issuable under the Registrant’s Amended and Restated Omnibus 2015 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Class A Common Stock.

(2)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, on the basis of the average of the high and low prices per share of the Class A Common Stock as reported on the New York Stock Exchange on May 8, 2019.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.  Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.0001212 and the proposed maximum aggregate offering price.

EXPLANATORY NOTE

Genesis Healthcare, Inc. (the “Registrant”) is filing this registration statement on Form S-8 (this "Registration Statement") to register 4,063,546 shares of its Class A Common Stock, par value $0.001 per share, issuable pursuant to the Registrant’s Amended and Restated 2015 Omnibus Equity Incentive Plan (the “2015 Plan”).  The shares of Class A Common Stock registered hereunder are in addition to the shares of Class A Common Stock previously registered on the Registrant's registration statements on Form S-8 with respect to the 2015 Plan filed with the Securities and Exchange Commission (the “SEC”) on June 3, 2015 (File No. 333-204668) and August 9, 2017 (File No. 333-219821) (collectively, the "Prior Registration Statements").  This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements related and is filed in accordance with General Instruction E to Form S-8.  Accordingly, pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements are incorporated by reference and made part of this Registration Statement, except that the provisions contained in Part II of the Prior Registration Statements are modified as set forth in this Registration Statement.

PART II.

 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

We are incorporating by reference certain information that we have filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The information contained in the documents that we are incorporating by reference is considered to be part of this Registration Statement, and the information that we later file with the SEC will automatically update and supersede the information contained or incorporated by reference into this Registration Statement.  We are incorporating by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2018, which we filed with the SEC on March 18, 2019;
•	our definitive proxy statement on Schedule 14A for the Registrant’s 2019 Annual Meeting of Stockholders, which we filed with the SEC on April 26, 2019;
•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2019, which we filed with the SEC on May 10, 2019;
•	our Current Reports on Form 8-K filed with the SEC on February 4, 2019 and March 15, 2019; and
•

the description of our Class A Common Stock contained in the registration statement on Form 8-A (No. 001-33459) filed on May 10, 2007, including any amendment or report filed for the purpose of updating such description.

All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form  8‑K under the Exchange Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

Exhibit Numbers	Description

4.1

Genesis Healthcare, Inc. 2015 Amended and Restated Omnibus Equity Incentive Plan (filed as Exhibit A to our definitive proxy statement on Schedule 14A filed on April 28, 2017, and incorporated herein by reference)

4.2

Third Amended and Restated Certificate of Incorporation of Genesis Healthcare, Inc. (filed as Exhibit 3.1 to our Current Report on Form 8-K filed on February 6, 2015, and incorporated herein by reference)

4.3	Amended and Restated Bylaws of Genesis Healthcare, Inc. (filed as Exhibit 3.2 to our Current Report on Form 8-K filed on February 6, 2015, and incorporated herein by reference)

5.1	Opinion of Michael S. Sherman, Esq.*

23.1	Consent of Michael S. Sherman, Esq. (included as part of Exhibit 5.1 hereto)*

23.2	Consent of KPMG LLP*

24.1	Powers of Attorney (included on the signature page hereto)

_________________
 *  Filed herewith

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kennett Square, State of Pennsylvania, on the 10th day of May, 2019.

GENESIS HEALTHCARE, INC.

By:	/s/ George V. Hager, Jr.
Name: George V. Hager, Jr.
Title: Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Thomas DiVittorio and Michael Sherman and each of them his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ George V. Hager, Jr.	Chief Executive Officer and Director	May 10, 2019
George V. Hager, Jr.	(Principal Executive Officer)

/s/ Tom DiVittorio	Senior Vice President and Chief Financial Officer	May 10, 2019
Tom DiVittorio	(Principal Financial Officer)

/s/ Stephen S. Young	Vice President and Controller	May 10, 2019
Stephen S. Young	(Principal Accounting Officer)

/s/ James H. Bloem	Director	May 10, 2019
James H. Bloem

/s/ John F. DePodesta	Director	May 10, 2019
John F. DePodesta

/s/ Robert H. Fish	Director	May 10, 2019
Robert H. Fish

/s/ Robert Hartman	Director	May 10, 2019
Robert Hartman

/s/ James V. McKeon	Director	May 10, 2019
James V. McKeon

/s/ David Reis	Director	May 10, 2019
David Reis

/s/ Terry Allison Rappuhn	Director	May 10, 2019
Terry Allison Rappuhn

/s/ Arnold Whitman	Director	May 10, 2019
Arnold Whitman